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                      MEDICINE SHOPPE INTERNATIONAL, INC.
                   EXHIBIT 11 - COMPUTATION OF NET EARNINGS
                         PER COMMON SHARE (Unaudited)

                                                                                               Quarter Ended
                                                                                                December 31,
                                                                                           ---------------------
                                                                                            1994            1993
NET EARNINGS PER SHARE                                                                      ----            ----
- - ----------------------
Net earnings                                                                            $  4,065,381    $  3,550,128

Average number of shares
  outstanding during
  the period                                                                               7,862,782       7,927,085

Net earnings per share                                                                  $       0.52            0.45
                                                                                        ============     ===========

PRIMARY EARNINGS PER SHARE
- - --------------------------

Net earnings                                                                            $  4,065,381    $  3,550,128

Average number of shares
  outstanding during
  the period                                                                               7,826,782       7,927,085

Plus shares outstanding
  considering conversion
  of stock options                                                                               746               0
                                                                                        ------------    ------------
Average shares for primary
  earnings per share                                                                       7,827,528       7,927,085

Primary earnings
  per share                                                                             $       0.52    $       0.45
                                                                                        ============    ============

FULLY DILUTED
  EARNINGS PER SHARE
- - --------------------

Net earnings                                                                            $  4,065,381    $  3,550,128

Average number of shares
  outstanding during
  the period                                                                               7,826,782       7,927,085

Plus shares outstanding
  considering conversion
  of stock options                                                                            15,840               0
                                                                                        ------------    ------------
Average shares for fully
  diluted earnings
  per share                                                                                7,842,622       7,927,085

Fully diluted earnings
  per share                                                                             $       0.52    $       0.45
                                                                                        ============    ============
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